Exhibit 25(f)

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)



                       THE FIRST NATIONAL BANK OF CHICAGO
               (Exact name of trustee as specified in its charter)

 A National Banking Association                       36-0899825
                                                      (I.R.S. employer
                                                       identification number)

One First National Plaza, Chicago, Illinois            60670-0126
(Address of principal executive offices)              (Zip Code)

                       The First National Bank of Chicago
                      One First National Plaza, Suite 0286
                          Chicago, Illinois 60670-0286
             Attn: Lynn A. Goldstein, Law Department (312) 732-6919
            (Name, address and telephone number of agent for service)



                              Wachovia Corporation
               (Exact name of obligor as specified in its charter)

North Carolina                                          56-1473727
(State or other jurisdiction of                        (I.R.S. employer
incorporation or organization)                          identification number)


100 North Main Street
Winston-Salem, North Carolina                            27101
(Address of principal executive offices)                (Zip Code)


                        Guarantee of Preferred Securities
                          of Wachovia Capital Trust III
                         (Title of Indenture Securities)



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Item 1.     General Information.  Furnish the following
            information as to the trustee:

            (a)      Name and address of each examining or
            supervising authority to which it is subject.

            Comptroller of Currency,  Washington,  D.C.,  Federal  Deposit
            Insurance   Corporation,   Washington,   D.C.,  The  Board  of
            Governors of the Federal Reserve System, Washington D.C.

            (b)      Whether it is authorized to exercise
            corporate trust powers.

            The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

            No such affiliation exists with the trustee.


Item 16.    List of exhibits.   List below all exhibits filed as a
            part of this Statement of Eligibility.

            1. A copy of the articles of association of the trustee now in effect.*

            2. A copy of the certificates of authority of the trustee to commence business.*

            3. A copy of the authorization of the trustee to exercise corporate trust powers.*

            4.  A copy of the existing by-laws of the trustee.*

            5.  Not Applicable.

            6.  The consent of the trustee required by
                Section 321(b) of the Act.

            7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.



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           8.  Not Applicable.

           9.  Not Applicable.


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 6th day of January, 1997.


                  The First National Bank of Chicago,
                  Trustee
                   (Sig of Steven M. Wagner)
                  By  Steven M. Wagner
                       Vice President




* Exhibit 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of
Chicago,  filed as Exhibit  25.1 to the  Registration  Statement  on Form S-3 of
SunAmerica,  Inc., filed with the Securities and Exchange  Commission on October
25, 1996 (Registration No. 333-14201).



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                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT



                                                                 January 6, 1997


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

         In connection with the qualification of a guarantee agreement between Wachovia Corporation and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                             Very truly yours,
                               (Sig of Steven M. Wagner)
                             The First National Bank of Chicago

                             By      Steven M. Wagner
                                     Vice President



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                                    EXHIBIT 7
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Legal Title of Bank:      The First National Bank of Chicago     Call Date: 09/30/96  ST-BK:  17-1630 FFIEC 031
Address:                  One First National Plaza, Ste 0460                                          Page RC-1
City, State  Zip:                         Chicago, IL  60670
FDIC Certificate No.:        0/3/6/1/8

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for September 30, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet

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

                                                                      Dollar Amounts in                   C400            <-
                                                                            Thousands          RCFD      BIL MIL THOU


ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):
    a. Noninterest-bearing balances and currency and coin(1)...........                        0081       4,041,784        1.a.
    b. Interest-bearing balances(2)....................................                        0071       5,184,890        1.b.
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)...............                1754               0        2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D)............                1773       3,173,481        2.b.
3.  Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal Funds sold..............................................                        0276       3,505,874        3.a.
    b. Securities purchased under agreements to resell...............                          0277         145,625        3.b.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule
    RC-C).....................................................                RCFD             2122      22,835,958        4.a.
    b. LESS: Allowance for loan and lease losses............                  RCFD             3123         418,851        4.b.
    c. LESS: Allocated transfer risk reserve....................              RCFD             3128               0        4.c.
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c).................                                   2125      22,417,107        4.d.
5.  Assets held in trading accounts..............................                              3545       8,121,948        5.
6.  Premises and fixed assets (including capitalized leases)..........                         2145         707,971        6.
7.  Other real estate owned (from Schedule RC-M).......................                        2150           9,184        7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M).....................................                        2130          53,803        8.
9.  Customers' liability to this bank on acceptances outstanding.........                      2155         626,690        9.
10. Intangible assets (from Schedule RC-M).................................                    2143         310,246       10.
11. Other assets (from Schedule RC-F)......................................                    2160       1,658,123       11.
12. Total assets (sum of items 1 through 11)...............................                    2170      49,956,726       12.

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(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.




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
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


Legal Title of Bank:    The First National Bank of Chicago     Call Date:   09/30/96 ST-BK:  17-1630 FFIEC 031
Address:                One First National Plaza, Ste 0460                                           Page RC-2
City, State  Zip:               Chicago, IL  60670
FDIC Certificate No.:           0/3/6/1/8

Schedule RC-Continued
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

                                                                       Dollar Amounts in
                                                                           Thousands                   Bil Mil Thou
LIABILITIES
13.      Deposits:
    a. In domestic offices (sum of totals of columns A and C
       from Schedule RC-E, part 1)............................               RCON              2200      22,369,341    13.a.
       (1) Noninterest-bearing(1).............................               RCON              6631       9,726,987    13.a.(1)
       (2) Interest-bearing...................................               RCON              6636      12,642,354    13.a.(2)
    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II).....................               RCFN              2200      10,026,286    13.b.
       (1) Noninterest bearing................................               RCFN              6631         336,746    13.b.(1)
       (2) Interest-bearing...................................               RCFN              6636       9,689,540    13.b.(2)
14. Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of
    its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal funds purchased................................               RCFD              0278         884,553    14.a.
    b. Securities sold under agreements to repurchase.........               RCFD              0279         717,211    14.b.
15.      a. Demand notes issued to the U.S. Treasury..........               RCON              2840          14,120    15.a.
    b. Trading Liabilities.............................                      RCFD              3548       5,409,585    15b.
16.      Other borrowed money:
    a. With original maturity of one year or less.............               RCFD              2332       3,414,577    16.a.
    b. With original  maturity of more than one year.........                RCFD              2333          46,685    16b.
17. Mortgage indebtedness and obligations under capitalized
    leases...........................................                        RCFD              2910         285,671    17.
18. Bank's liability on acceptance executed and outstanding.....             RCFD              2920         626,690    18.
19. Subordinated notes and debentures...........................             RCFD              3200       1,250,000    19.
20. Other liabilities (from Schedule RC-G)......................             RCFD              2930       1,005,205    20.
21. Total liabilities (sum of items 13 through 20).............              RCFD              2948      46,049,924    21.
22. Limited-Life preferred stock and related surplus...........              RCFD              3282               0    22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus..............              RCFD              3838               0    23.
24. Common stock.........................................                    RCFD              3230         200,858    24.
25. Surplus (exclude all surplus related to preferred stock)....             RCFD              3839       2,925,894    25.
26. a. Undivided profits and capital reserves...................             RCFD              3632         770,670    26.a.
    b. Net unrealized holding gains (losses) on available-for-sale
       securities.............................................               RCFD              8434          10,194    26.b.
27. Cumulative foreign currency translation adjustments...........           RCFD              3284            (814)   27.
28. Total equity capital (sum of items 23 through 27).............           RCFD              3210       3,906,802    28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28).......................             RCFD              3300      49,956,726    29.


Memorandum
To be reported only with the March Report of Condition.
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

1.  Indicate in the box at the right the number of the statement below that best                        Number
    describes the  most comprehensive level of auditing work performed for the
    bank by independent external auditors as of any date during 1995  . .    RCFD               6724     N/A    M.1.

1=   Independent audit of the bank conducted in accordance           4 = Directors' examination of the bank performed by other
     with generally accepted auditing standards by a certified             external auditors (may be required by state chartering
     public accounting firm which submits a report on the bank             authority)
2 =  Independent audit of the bank's parent holding company          5 = Review of the bank's financial statements by external
     conducted in accordance with generally accepted auditing             auditors
     standards by a certified public accounting firm which           6 = Compilation of the bank's financial statements by external
     submits a report on the consolidated holding company                 auditors
     (but not on the bank separately)                                7 = Other audit procedures (excluding tax preparation work)
3 =  Directors' examination of the bank conducted in                 8 = No external audit work
     accordance with generally accepted auditing standards
     by a certified public accounting firm (may be required by
     state chartering authority)
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(1) Includes total demand deposits and noninterest-bearing time and savings deposits.


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